NEWS

Yum! Brands Reports Third-Quarter Results
10% System Sales Growth Driven by 6% Same-Store Sales Growth and 6% Unit Growth;
12% GAAP Operating Profit Growth and 16% Core Operating Profit Growth

Louisville, KY (November 1, 2023) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third quarter ended September 30, 2023. Worldwide system sales, excluding foreign currency translation, grew 10%, with 6% same-store sales growth and 6% unit growth. Third-quarter GAAP operating profit grew 12% and third-quarter core operating profit grew 16%. Third-quarter GAAP EPS was $1.46 and third-quarter EPS excluding Special Items was $1.44. Third-quarter EPS includes a favorable $0.05 mark-to-market impact from the remeasurement of the Company's investment in Devyani International Ltd. and a negative $0.01 impact from foreign currency translation.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “We're incredibly pleased to report yet another excellent quarter with 10% system sales growth driven by 6% same-store sales growth and 6% unit growth with a Q3 record of over 1,100 gross new units. Our twin growth engines, KFC International and Taco Bell U.S., led the way, with KFC showing broad-based strength across both developed and emerging markets. With our strong year-to-date performance, we continue to expect that our full-year 2023 results will outperform on all aspects of our long-term growth algorithm. We set another digital sales record this quarter, with the next leg of our digital growth planned through enhancements of our customer insights platforms and expansions of our global loyalty programs. The exceptional performance of our teams and franchisees gives us confidence in sustaining our top and bottom line momentum in the years ahead.”

THIRD-QUARTER HIGHLIGHTS
•Worldwide system sales grew 10%, excluding foreign currency translation, with KFC at 12%, Taco Bell at 11% and Pizza Hut 4%.
•Unit count increased 6% driven by 1,130 gross new units, a Q3 record.
•Record digital sales exceeded $7 billion, with digital mix over 45%.
•GAAP operating profit grew 12% and core operating profit grew 16%.
•Foreign currency translation unfavorably impacted divisional operating profit by $5 million.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+12	+6	+8	+13	+14
Taco Bell Division	+11	+8	+5	+11	+11
Pizza Hut Division	+4	+1	+4	+5	+7
Worldwide	+10	+6	+6	+12	+16

	Third-Quarter			Year-to-Date
	2023	2022	% Change	2023	2022	% Change
GAAP EPS	$1.46	$1.14	+27	$3.97	$3.28	+21
Less Special Items EPS[1]	$0.02	$0.05	NM	$0.06	$0.07	NM
EPS Excluding Special Items	$1.44	$1.09	+32	$3.91	$3.21	+22

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Digital system sales includes all transactions at system restaurants where consumers utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2023	2022	Reported	Ex F/X	2023	2022	Reported	Ex F/X
Restaurants	29,051	26,872	+8	N/A	29,051	26,872	+8	N/A
System Sales ($MM)	8,620	7,824	+10	+12	24,975	22,809	+9	+14
Same-Store Sales Growth (%)	+6	+7	NM	NM	+9	+3	NM	NM
Franchise and Property Revenues ($MM)	426	418	+2	+3	1,254	1,195	+5	+8
Operating Profit ($MM)	344	304	+13	+14	975	888	+10	+14
Operating Margin (%)	49.2	43.4	+5.8	+6.3	47.1	43.5	+3.6	+4.0

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+14	Even	+16	+3
Same-Store Sales Growth	+7	Even	+11	+2

•KFC Division opened 664 gross new restaurants across 57 countries.
•Foreign currency translation unfavorably impacted operating profit by $4 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
China	25%	+16	+21
United States	15%	Even	+3
Europe	12%	+13	+19
Asia	11%	+9	+11
Australia	7%	+11	+11
United Kingdom	7%	+10	+8
Middle East / Turkey / North Africa	6%	+24	+30
Latin America	6%	+16	+17
Africa	5%	+15	+16
Thailand	2%	+9	+12
Canada	2%	+9	+7
India	2%	+16	+21
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2022 adjusted for the exclusion of Russia.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

TACO BELL DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2023	2022	Reported	Ex F/X	2023	2022	Reported	Ex F/X
Restaurants	8,385	7,974	+5	N/A	8,385	7,974	+5	N/A
System Sales ($MM)	3,804	3,417	+11	+11	11,028	10,034	+10	+10
Same-Store Sales Growth (%)	+8	+6	NM	NM	+7	+6	NM	NM
Franchise and Property Revenues ($MM)	218	196	+12	+12	637	574	+11	+11
Operating Profit ($MM)	226	204	+11	+11	658	604	+9	+9
Operating Margin (%)	36.0	35.9	0.1	0.1	36.1	36.1	Even	Even

•Taco Bell Division opened 74 gross new restaurants across 13 countries.
•Taco Bell U.S. system sales grew 11% and Taco Bell International system sales excluding foreign currency grew 16%.
•Taco Bell U.S. same-store sales grew 8% and Taco Bell International same-store sales grew 1%.
•Company-owned restaurant margins were 23.8%, approximately flat year-over-year.
•Foreign currency translation favorably impacted operating profit by $1 million.

PIZZA HUT DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2023	2022	Reported	Ex F/X	2023	2022	Reported	Ex F/X
Restaurants	19,469	18,807	+4	N/A	19,469	18,807	+4	N/A
System Sales ($MM)	3,243	3,146	+3	+4	9,780	9,345	+5	+7
Same-Store Sales Growth (%)	+1	+1	NM	NM	+4	Even	NM	NM
Franchise and Property Revenues ($MM)	150	145	+3	+4	454	438	+4	+6
Operating Profit ($MM)	97	92	+5	+7	292	287	+2	+5
Operating Margin (%)	40.3	39.0	1.3	1.8	39.6	40.1	(0.5)	0.2

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+7	+1	+9	+4
Same-Store Sales Growth	+2	Even	+5	+3

•Pizza Hut Division opened 383 gross new restaurants across 33 countries.
•Foreign currency translation unfavorably impacted operating profit by $2 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
United States	41%	+1	+4
China	16%	+14	+21
Asia	14%	+3	+2
Europe	14%	+1	+1
Latin America	6%	(1)	+3
Middle East / Africa	4%	+15	+16
Canada	3%	+10	+8
India	2%	+1	+9

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets. Note that during the first quarter of 2023 Pizza Hut Division realigned their international market structure.
2Reflects Full Year 2022 adjusted for the exclusion of Russia.

HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division opened 9 gross new restaurants this quarter.
•The Habit Burger Grill Division system sales grew 4% with same-store sales declining 5%.

OTHER ITEMS
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and administrative expenses.
•Our net leverage ratio was 4.4x at quarter end, reflecting our previously stated intention to allow our net leverage ratio to drift modestly lower this year.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the third-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time November 1, 2023. The number is 404/975-4839 for U.S. callers, 833/950-0062 for Canada callers, and 929/526-1599 for international callers, conference ID 650657.

The call will be available for playback beginning at 10:00 a.m. Eastern Time November 1, 2023 through November 8, 2023. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, 0204/525-0658 for U.K. (local), and +44/204-525-0658 internationally, conference ID 825398.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q3 2023 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter-end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness issues; adverse impacts of catastrophic or unforeseen events; the resurgence of COVID-19 infections and the circulation of novel variants of COVID-19; the success of our concepts’ franchisees; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, or our portfolio business model; our significant exposure to the Chinese market; our global operations; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy and data protection legal requirements; our ability to successfully implement technology initiatives; our increasing dependence on multiple digital commerce platforms; the impact of social media; our ability to protect our trademarks and other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions, such as the recently enacted AB1228 in California; changes in food prices and other operating costs; our corporate reputation and the value and perception of our brands; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of climate change; pending or future litigation and legal claims or proceedings; changes in, or noncompliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer preferences, wellness trends, discretionary spending and economic conditions, including inflationary pressures; competition within the retail food industry; risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 57,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and the Habit Burger Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-style food, and pizza categories, respectively. The Habit Burger Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2023, the KFC, Taco Bell and Pizza Hut brands were ranked in the top five of Entrepreneur’s Top Global Franchises Ranking. In addition, in 2023 Yum! Brands was included on the Bloomberg Gender-Equality Index; Forbes’ list of America’s Best Employers for Diversity; and Newsweek’s lists recognizing America’s Most Responsible Companies, America’s Greatest Workplaces for Diversity, America's Greenest Companies and America’s Greatest Workplaces for Women. In 2022, the Company was named to the Dow Jones Sustainability Index North America.

Analysts are invited to contact:
Matt Morris, Head of Investor Relations at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/23	9/30/22	B/(W)	9/30/23	9/30/22	B/(W)
Revenues
Company sales	$510	$479	6	$1,495	$1,448	3
Franchise and property revenues	796	760	5	2,351	2,211	6
Franchise contributions for advertising and other services	402	401	—	1,194	1,164	3
Total revenues	1,708	1,640	4	5,040	4,823	5

Costs and Expenses, Net
Company restaurant expenses	421	402	(5)	1,239	1,219	(2)
General and administrative expenses	267	261	(2)	840	768	(9)
Franchise and property expenses	27	28	8	95	89	(5)
Franchise advertising and other services expense	400	396	(1)	1,183	1,153	(3)
Refranchising (gain) loss	(19)	(3)	NM	(40)	(15)	NM
Other (income) expense	(1)	10	NM	14	—	NM
Total costs and expenses, net	1,095	1,094	—	3,331	3,214	(4)

Operating Profit	613	546	12	1,709	1,609	6
Investment (income) expense, net	(16)	(27)	NM	(21)	(19)	NM
Other pension (income) expense	(2)	2	NM	(5)	3	NM
Interest expense, net	126	124	(1)	381	390	2
Income before income taxes	505	447	13	1,354	1,235	10
Income tax provision	89	116	22	220	281	21
Net Income	$416	$331	26	$1,134	$954	19

Basic EPS
EPS	$1.48	$1.16	27	$4.03	$3.33	21
Average shares outstanding	281	285	1	281	287	2

Diluted EPS
EPS	$1.46	$1.14	27	$3.97	$3.28	21
Average shares outstanding	286	289	1	286	291	2

Dividends declared per common share	$0.605	$0.57		$1.815	$1.71

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/23	9/30/22	B/(W)	9/30/23	9/30/22	B/(W)

Company sales	$117	$112	4	$342	$353	(3)
Franchise and property revenues	426	418	2	1,254	1,195	5
Franchise contributions for advertising and other services	157	174	(10)	473	493	(4)
Total revenues	700	704	(1)	2,069	2,041	1

Company restaurant expenses	100	97	(4)	295	307	4
General and administrative expenses	86	96	10	265	269	1
Franchise and property expenses	15	15	3	57	53	(7)
Franchise advertising and other services expense	156	166	6	470	480	2
Other (income) expense	(1)	26	NM	7	44	NM
Total costs and expenses, net	356	400	11	1,094	1,153	5
Operating Profit	$344	$304	13	$975	$888	10

Company restaurant margin %[1]	14.3%	13.6%	0.7 ppts.	13.6%	13.1%	0.5 ppts.

Operating margin	49.2%	43.4%	5.8 ppts.	47.1%	43.5%	3.6 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/23	9/30/22	B/(W)	9/30/23	9/30/22	B/(W)

Company sales	$256	$234	10	$738	$691	7
Franchise and property revenues	218	196	12	637	574	11
Franchise contributions for advertising and other services	155	138	12	447	406	10
Total revenues	629	568	11	1,822	1,671	9

Company restaurant expenses	195	177	(10)	561	525	(7)
General and administrative expenses	47	41	(14)	141	116	(21)
Franchise and property expenses	7	8	1	21	22	2
Franchise advertising and other services expense	153	139	(11)	439	406	(8)
Other (income) expense	1	(1)	NM	2	(2)	NM
Total costs and expenses, net	403	364	(11)	1,164	1,067	(9)
Operating Profit	$226	$204	11	$658	$604	9

Company restaurant margin %[1]	23.8%	23.9%	(0.1) ppts.	23.9%	23.9%	Even

Operating margin	36.0%	35.9%	0.1 ppts.	36.1%	36.1%	Even

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/23	9/30/22	B/(W)	9/30/23	9/30/22	B/(W)

Company sales	$2	$4	(55)	$11	$14	(20)
Franchise and property revenues	150	145	3	454	438	4
Franchise contributions for advertising and other services	90	88	2	273	264	3
Total revenues	242	237	2	738	716	3

Company restaurant expenses	2	5	53	11	15	25
General and administrative expenses	51	45	(11)	155	145	(7)
Franchise and property expenses	5	5	(4)	14	9	(56)
Franchise advertising and other services expense	91	91	—	273	266	(3)
Other (income) expense	(4)	(1)	NM	(7)	(6)	NM
Total costs and expenses, net	145	145	—	446	429	(4)
Operating Profit	$97	$92	5	$292	$287	2

Company restaurant margin %[1]	(9.0)%	(5.4)%	(3.6) ppts.	1.2%	(4.7)%	5.9 ppts.

Operating margin	40.3%	39.0%	1.3 ppts.	39.6%	40.1%	(0.5) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 9/30/23	12/31/22
ASSETS
Current Assets
Cash and cash equivalents	$656	$367
Accounts and notes receivable, less allowance: $45 in 2023 and $37 in 2022	647	648
Prepaid expenses and other current assets	402	594
Total Current Assets	1,705	1,609

Property, plant and equipment, net of accumulated depreciation of $1,305 in 2023
and $1,283 in 2022	1,157	1,171
Goodwill	638	638
Intangible assets, net	369	354
Other assets	1,360	1,324
Deferred income taxes	842	750
Total Assets	$6,071	$5,846

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,119	$1,251
Income taxes payable	12	16
Short-term borrowings	373	398
Total Current Liabilities	1,504	1,665

Long-term debt	11,152	11,453
Other liabilities and deferred credits	1,605	1,604
Total Liabilities	14,261	14,722

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 280 shares issued in 2023 and 2022	33	—
Accumulated deficit	(7,909)	(8,507)
Accumulated other comprehensive loss	(314)	(369)
Total Shareholders' Deficit	(8,190)	(8,876)
Total Liabilities and Shareholders' Deficit	$6,071	$5,846
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	9/30/23	9/30/22
Cash Flows - Operating Activities
Net Income	$1,134	$954
Depreciation and amortization	104	104
Refranchising (gain) loss	(40)	(15)
Investment (income) expense, net	(21)	(19)
Deferred income taxes	(93)	3
Share-based compensation expense	69	64
Changes in accounts and notes receivable	(13)	(26)
Changes in prepaid expenses and other current assets	(16)	(3)
Changes in accounts payable and other current liabilities	(52)	(149)
Changes in income taxes payable	(4)	(3)
Other, net	87	65
Net Cash Provided by Operating Activities	1,155	975

Cash Flows - Investing Activities
Capital spending	(179)	(158)
Proceeds from sale of KFC Russia	121	—
Proceeds from refranchising of restaurants	57	51
Other, net	(3)	(5)
Net Cash Used in Investing Activities	(4)	(112)

Cash Flows - Financing Activities
Proceeds from long-term debt	—	999
Repayments of long-term debt	(60)	(678)
Revolving credit facilities, three months or less, net	(279)	—
Repurchase shares of Common Stock	(50)	(714)
Dividends paid on Common Stock	(508)	(489)
Debt issuance costs	—	(11)
Other, net	(24)	(35)
Net Cash Used in Financing Activities	(921)	(928)
Effect of Exchange Rate on Cash and Cash Equivalents	(2)	(43)
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	228	(108)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	647	771
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$875	$663

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (e) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	9/30/23	9/30/22	9/30/23	9/30/22
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$613	$546	$1,709	$1,609
Detail of Special Items:
(Gain) loss associated with market-wide refranchisings(a)	(2)	—	(7)	(2)
Operating (profit) loss impact from decision to exit Russia(b)	(2)	(16)	10	(37)
Charges associated with Resource Optimization(c)	3	2	13	3
Other Special Items Expense	2	—	3	—
Special Items (Income) Expense - Operating Profit	1	(14)	19	(36)
Negative Foreign Currency Impact on Divisional Operating Profit	5	N/A	49	N/A
Core Operating Profit	$619	$532	$1,777	$1,573

Special Items as shown above were recorded to the financial statement line items identified below.

Condensed Consolidated Summary of Results Line Item
General and administrative expenses	$4	$2	$19	$5
Franchise and property expenses	(1)	1	1	5
Refranchising (gain) loss	(2)	—	(7)	(2)
Other (income) expense	—	(17)	6	(44)
Special Items (Income) Expense - Operating Profit	$1	$(14)	$19	$(36)

	Quarter ended		Year to date
	9/30/23	9/30/22	9/30/23	9/30/22
KFC Division
GAAP Operating Profit	$344	$304	$975	$888
Negative (Positive) Foreign Currency Impact	4	N/A	40	N/A
Core Operating Profit	$348	$304	$1,015	$888

Taco Bell Division
GAAP Operating Profit	$226	$204	$658	$604
Negative (Positive) Foreign Currency Impact	(1)	N/A	—	N/A
Core Operating Profit	$225	$204	$658	$604

Pizza Hut Division
GAAP Operating Profit	$97	$92	$292	$287
Negative (Positive) Foreign Currency Impact	2	N/A	9	N/A
Core Operating Profit	$99	$92	$301	$287

Habit Burger Grill Division
GAAP Operating Loss	$(2)	$(4)	$(4)	$(14)
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit (Loss)	$(2)	$(4)	$(4)	$(14)

Reconciliation of GAAP Net Income to Net Income excluding Special Items
GAAP Net Income	$416	$331	$1,134	$954
Special Items (Income) Expense - Operating Profit	1	(14)	19	(36)
Special Items (Income) Expense - Interest Expense, net(d)	—	—	—	28
Special Items Tax (Benefit)(e)	(4)	—	(36)	(12)
Net Income excluding Special Items	$413	$317	$1,117	$934

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.46	$1.14	$3.97	$3.28
Less Special Items Diluted EPS	0.02	0.05	0.06	0.07
Diluted EPS excluding Special Items	$1.44	$1.09	$3.91	$3.21

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	17.7%	25.8%	16.3%	22.7%
Impact on Tax Rate as a result of Special Items	(0.9)%	(0.8)%	(2.4)%	(1.1)%
Effective Tax Rate excluding Special Items	18.6%	26.6%	18.7%	23.8%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 9/30/2023
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$344	$226	$97	$(2)	$(52)	$613
Less:
Franchise and property revenues	426	218	150	2	—	796
Franchise contributions for advertising and other services	157	155	90	—	—	402
Add:
General and administrative expenses	86	47	51	15	68	267
Franchise and property expenses	15	7	5	1	(1)	27
Franchise advertising and other services expense	156	153	91	—	—	400
Refranchising (gain) loss	—	—	—	—	(19)	(19)
Other (income) expense	(1)	1	(4)	(1)	4	(1)
Company restaurant profit	$17	$61	$—	$11	$—	$89
Company sales	$117	$256	$2	$135	$—	$510
Company restaurant margin %	14.3%	23.8%	(9.0)%	7.8%	N/A	17.3%

	Quarter ended 9/30/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$304	$204	$92	$(4)	$(50)	$546
Less:
Franchise and property revenues	418	196	145	1	—	760
Franchise contributions for advertising and other services	174	138	88	1	—	401
Add:
General and administrative expenses	96	41	45	12	67	261
Franchise and property expenses	15	8	5	—	—	28
Franchise advertising and other services expense	166	139	91	—	—	396
Refranchising (gain) loss	—	—	—	—	(3)	(3)
Other (income) expense	26	(1)	(1)	—	(14)	10
Company restaurant profit	$15	$57	$(1)	$6	$—	$77
Company sales	$112	$234	$4	$129	$—	$479
Company restaurant margin %	13.6%	23.9%	(5.4)%	5.2%	N/A	16.2%

	Year to Date 9/30/2023
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$975	$658	$292	$(4)	$(212)	$1,709
Less:
Franchise and property revenues	1,254	637	454	6	—	2,351
Franchise contributions for advertising and other services	473	447	273	1	—	1,194
Add:
General and administrative expenses	265	141	155	41	238	840
Franchise and property expenses	57	21	14	2	1	95
Franchise advertising and other services expense	470	439	273	1	—	1,183
Refranchising (gain) loss	—	—	—	—	(40)	(40)
Other (income) expense	7	2	(7)	(1)	13	14
Company restaurant profit	$47	$177	$—	$32	$—	$256
Company sales	$342	$738	$11	$404	$—	$1,495
Company restaurant margin %	13.6%	23.9%	1.2%	8.0%	N/A	17.1%

	Year to Date 9/30/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$888	$604	$287	$(14)	$(156)	$1,609
Less:
Franchise and property revenues	1,195	574	438	4	—	2,211
Franchise contributions for advertising and other services	493	406	264	1	—	1,164
Add:
General and administrative expenses	269	116	145	35	203	768
Franchise and property expenses	53	22	9	1	4	89
Franchise advertising and other services expense	480	406	266	1	—	1,153
Refranchising (gain) loss	—	—	—	—	(15)	(15)
Other (income) expense	44	(2)	(6)	—	(36)	—
Company restaurant profit	$46	$166	$(1)	$18	$—	$229
Company sales	$353	$691	$14	$390	$—	$1,448
Company restaurant margin %	13.1%	23.9%	(4.7)%	4.8%	N/A	15.8%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter ended 9/30/2023	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$700	$629	$242	$137	$—	$1,708

Company restaurant expenses	100	195	2	124	—	421
General and administrative expenses	86	47	51	15	68	267
Franchise and property expenses	15	7	5	1	(1)	27
Franchise advertising and other services expense	156	153	91	—	—	400
Refranchising (gain) loss	—	—	—	—	(19)	(19)
Other (income) expense	(1)	1	(4)	(1)	4	(1)
Total costs and expenses, net	356	403	145	139	52	1,095
Operating Profit (Loss)	$344	$226	$97	$(2)	$(52)	$613

Quarter ended 9/30/2022	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$704	$568	$237	$131	$—	$1,640

Company restaurant expenses	97	177	5	123	—	402
General and administrative expenses	96	41	45	12	67	261
Franchise and property expenses	15	8	5	—	—	28
Franchise advertising and other services expense	166	139	91	—	—	396
Refranchising (gain) loss	—	—	—	—	(3)	(3)
Other (income) expense	26	(1)	(1)	—	(14)	10
Total costs and expenses, net	400	364	145	135	50	1,094
Operating Profit (Loss)	$304	$204	$92	$(4)	$(50)	$546

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/30/2023	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,069	$1,822	$738	$411	$—	$5,040

Company restaurant expenses	295	561	11	372	—	1,239
General and administrative expenses	265	141	155	41	238	840
Franchise and property expenses	57	21	14	2	1	95
Franchise advertising and other services expense	470	439	273	1	—	1,183
Refranchising (gain) loss	—	—	—	—	(40)	(40)
Other (income) expense	7	2	(7)	(1)	13	14
Total costs and expenses, net	1,094	1,164	446	415	212	3,331
Operating Profit (Loss)	$975	$658	$292	$(4)	$(212)	$1,709

Year to Date 9/30/2022	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,041	$1,671	$716	$395	$—	$4,823

Company restaurant expenses	307	525	15	372	—	1,219
General and administrative expenses	269	116	145	35	203	768
Franchise and property expenses	53	22	9	1	4	89
Franchise advertising and other services expense	480	406	266	1	—	1,153
Refranchising (gain) loss	—	—	—	—	(15)	(15)
Other (income) expense	44	(2)	(6)	—	(36)	—
Total costs and expenses, net	1,153	1,067	429	409	156	3,214
Operating Profit (Loss)	$888	$604	$287	$(14)	$(156)	$1,609

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended September 30, 2023 and 2022 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with market-wide refranchisings.

(b)In the first quarter of 2022, as a result of the Russian invasion of Ukraine, we suspended all investment and restaurant development in Russia. We also suspended all operations of our 70 company-owned KFC restaurants in Russia and began finalizing an agreement to suspend all Pizza Hut operations in Russia, in partnership with our master franchisee. Further, we pledged to redirect any future net profits attributable to Russia subsequent to the date of invasion to humanitarian efforts. During the second quarter of 2022, we completed the transfer of ownership of the Pizza Hut Russia business to a local operator. In the second quarter of 2023, we completed our exit from the Russia market by selling the KFC business in Russia.

Our GAAP operating results presented herein reflect revenues from and expenses to support the Russian operations for KFC and Pizza Hut prior to the dates of transfer or sale, within their historical financial statement line items and operating segments. However, given our decision to exit Russia and our pledge to direct any future net profits attributable to Russia subsequent to the date of invasion to humanitarian efforts, we reclassed such net operating profits or losses from the Division segment results in which they were earned to Unallocated Other income (expense). Additionally, we incurred certain expenses related to the dispositions of the businesses and other one-time costs related to our exit from Russia which we recorded within Corporate and unallocated G&A and Unallocated Franchise and property expenses. Also recorded in Unallocated Other income (expense) were foreign exchange impacts attributable to fluctuations in the value of the Russian ruble and income of $1 million and a charge of $3 million recorded during the quarter and year to date ended September 30, 2023, respectively, as a result of the completion of the sale of the KFC Russia business. The resulting net Operating Profit of $2 million and net Operating Loss of $10 million for the quarter and year to date ended September 30, 2023, respectively, and net Operating Profit of $16 million and $37 million for the quarter and year to date ended September 30, 2022, respectively, have been reflected as Special Items.

(c)We recorded charges of $3 million and $13 million during the quarter and year to date ended September 30, 2023, respectively, and $2 million and $3 million during the quarter and year to date ended September 30, 2022, to General and administrative expenses related to a resource optimization program initiated in the third quarter of 2020. This program is part of our efforts to optimize our resources, reallocating them toward critical areas of the business that will drive future growth. Due to their scope and size, these charges have been reflected as Special Items.

(d)During the quarter ended June 30, 2022, the Company redeemed $600 million aggregate principal amount of 7.75% YUM Senior Unsecured Notes due in 2025 (the "2025 Notes"). The redemption amount was equal to 103.875% of the $600 million aggregate principal amount redeemed, reflecting a $23 million "call premium". We recognized the call premium and the write-off of $5 million of unamortized debt issuance costs associated with the 2025 Notes within Interest expense, net as a Special Item due to their size and the fact that the amounts are not indicative of our ongoing interest expense.

(e)The below table includes the detail of Special Items Tax (Benefit) Expense:

	Quarter ended		Year to date
	9/30/23	9/30/22	9/30/23	9/30/22
Tax (Benefit) Expense on Special Items Operating Profit and Interest Expense	$—	$2	$(2)	$1
Tax (Benefit) Expense - Income tax impacts from decision to exit Russia	(4)	(2)	(12)	69
Tax (Benefit) - U.S. foreign tax credit regulations issued in January 2022	—	—	—	(82)
Tax (Benefit) - Other Income tax impacts recorded as Special	—	—	(22)	—
Special Items Tax (Benefit) Expense	$(4)	$—	$(36)	$(12)

Tax (Benefit) Expense on Special Items Operating Profit and Interest Expense was determined by assessing the tax impact of each individual component within Special Items based upon the nature of the item and jurisdictional tax law.

Special Items Tax (Benefit) Expense includes $69 million of net tax expense recorded in the year to date ended September 30, 2022, resulting from the Company’s decision to exit KFC Russia. We remeasured and reassessed the need for a valuation allowance on deferred tax assets in Switzerland due to the expected reduction in the tax basis of intellectual property rights associated with the loss of the Russian royalty income. In addition, we reassessed certain deferred tax liabilities associated with the Russia business given the expectation that the existing basis difference would reverse by way of sale.

Special Items Tax (Benefit) Expense includes a tax benefit discretely recorded in the year to date ended September 30, 2022 of $82 million, from the release of a valuation allowance on foreign tax credit carryforwards. Subsequent clarifying guidance from the U.S. Treasury resulted in the re-establishment of the valuation allowance in the quarter ended December 31, 2022.

Other Income Tax impacts recorded as Special in the year to date ended September 30, 2023 include benefits related to the reversal of a reserve due to the favorable resolution of a tax audit in a foreign jurisdiction. Such reserve was established in prior years related to deferred tax assets originally recorded as a Special Item as part of an intercompany restructuring of intellectual property. Other Income Tax impacts recorded as Special in the year to date ended September 30, 2023 also include the release of valuation allowances associated with a jurisdiction in which a market-wide refranchising event occurred.